                                                                        EX. 23-J


[PricewaterhouseCoopers letterhead]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of our report dated December 20, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell High Yield Bond Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell International Select Equity Fund, Morgan Grenfell European Equity Growth Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell Core Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund, and Morgan Grenfell Emerging Markets Debt Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


                         /s/ PricewaterhouseCoopers LLP

                         PricewaterhouseCoopers LLP

Baltimore, Maryland
November 30, 2000

                                 Page 11 of 16